                                                                  EXECUTION COPY

                        SALOMON BROTHERS SERIES FUNDS INC

                     AMENDED SERVICES AND DISTRIBUTION PLAN

          This Services and Distribution Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), by Salomon Brothers Series Funds Inc, a corporation organized under the laws of the State of Maryland (the "Company"), with respect to those classes of shares (each, a "Class") of its investment portfolios (each, a "Fund," and collectively the "Funds") listed in Appendix A, as amended from time to time, subject to the following terms and conditions:

          Section 1. Payments for Distribution and Services

          (a) Service Fee. Each Fund (with the exception of the Cash Management Fund and the New York Municipal Money Market Fund) will pay to Citigroup Global Markets Inc., a New York corporation ("CGM"), or the person whom it directs, on behalf of Class A, Class B and Class C of such Fund, a service fee under the Plan at the annual rate of 0.25% of the average daily net assets of such Fund attributable to each such Class (the "Service Fee"). The Service Fee shall be deemed a "service fee" as defined in Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

          (b) Distribution Fee. In addition to the Service Fee, each Fund (with the exception of the Cash Management Fund and the New York Municipal Money Market Fund) will pay to CGM, on behalf of Class B and Class C of such Fund, a distribution fee under the Plan at the annual rate set forth opposite the name of such Class on Appendix A hereto of the average daily net assets of such Fund attributable to each such Class (the "Distribution Fee").

          (c) Payment of Fees. The Service Fee and the Distribution Fee will be calculated daily and paid monthly by each Fund with respect to each Class at the annual rates indicated above. CGM may make payments to assist in the marketing and sales of all classes of shares of the Funds out of any portion of any fee paid to CGM or any of its affiliates by the Funds, its past profits or any other sources available to it.

          Section 2. Expenses Covered by the Plan

          (a) The Service Fee payable with respect to each Class of the Funds is used by CGM for servicing stockholder accounts, including payments to selected brokers and dealers. Such administrative and stockholder services may include processing purchase, exchange and redemption requests from customers and placing orders with the Funds' transfer agent; processing dividend and distribution payments from each Fund on behalf of customers; providing information periodically to customers showing their positions in shares; responding to inquiries from customers concerning their investment in shares; arranging for bank wires; and providing such other similar services as may be reasonably requested. CGM may retain all or a portion of the Service Fee.



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                                                                               2


          (b) The Distribution Fee with respect to each Class of each Fund is paid to compensate CGM for distribution services provided by it in connection with its sale of shares of such Class as a broker, and related expenses incurred, including payments by CGM to compensate or reimburse selected brokers or dealers for providing such distribution services. Such services and expenses may include, but are not limited to, the following: costs of printing and distributing the Funds' Prospectus, Statement of Additional Information and sales literature to prospective investors; an allocation of overhead and other branch office distribution-related expenses of CGM; payments to and expenses of other persons who provide support services in connection with the marketing and sales of the shares; any other costs and expenses relating to distribution or sales support activities; compensation for CGM's initial expense of paying its investment representatives or introducing brokers a commission upon the sale of each Fund's shares; and accruals for interest on the amount of the foregoing expenses that exceed the amount of the distribution fee and the contingent deferred sales charge ("CDSC") received by CGM. CGM may retain all or a portion of the Distribution Fee. The portion of the Distribution Fee paid to selected securities brokers and dealers is paid as a continuing fee in the manner specified in the Prospectus based upon the value of the average daily net assets of the Class of shares that remain invested in each Fund with respect to accounts that such brokers and dealers continue to service.

          (c) The amount of the Service Fee and the Distribution Fee payable by each Fund under Section 1 hereof is not related directly to expenses incurred by CGM and this Section 2 does not obligate each Fund to reimburse CGM for such expenses. CGM may retain any excess of the fees it receives pursuant to this Plan over its expenses incurred in connection with providing the services described in this Section 2. The Distribution Fee set forth in Section 1 will be paid by each Fund to CGM unless and until the Plan is terminated or not renewed with respect to a Fund or Class thereof, and any distribution or service expenses incurred by CGM on behalf of each Fund in excess of payments of the Distribution Fee specified in Section 1 hereof which CGM has accrued through the termination date are the sole responsibility and liability of CGM and not an obligation of each Fund. CGM may waive receipt of fees under the Plan for a period of time while retaining the ability to be paid under the Plan thereafter.

          Section 3. Indirect Distribution Expense

          To the extent that any payments made by each Fund to CGM or Salomon Brothers Asset Management Inc, in its capacity as investment adviser to each Fund, including payment of any administrative and other service fees or investment advisory fees, may be deemed to be indirect payment of distribution expenses, those indirect payments shall be deemed to be authorized by this Plan.

          Section 4. Approval of Stockholders

          The Plan will not take effect with respect to a particular Class of each Fund, and no fee will be payable in accordance with Section 1 of the Plan, until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of such Class. The Plan will be deemed to have been approved with respect to a particular Class of each Fund so long as a majority of the outstanding voting securities of such Class votes for the approval of the Plan, notwithstanding that the Plan has not been approved by any other Class of the Fund.



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                                                                               3


          Section 5. Approval by Directors.

          Neither the Plan nor any related agreements will take effect with respect to a Class of a Fund until approved by a majority of both: (a) the full Board of Directors of the Company; and (b) those Directors who are not interested persons of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

          Section 6. Continuance of the Plan.

          The Plan will continue in effect from year to year with respect to each Class of each Fund, so long as its continuance is specifically approved at least annually by the vote of the Company's Board of Directors in the manner described in Section 5 above.

          Section 7. Termination.

          The Plan may be terminated with respect to a Class of each Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of such Class of such Fund or by a majority vote of the Independent Directors. The Plan may remain in effect with respect to a particular Class of a Fund even if the Plan has been terminated in accordance with this Section 7 with respect to any other Class of such Fund.

          Section 8. Amendments.

          The Plan may not be amended with respect to a Class of a Fund so as to increase materially the amounts of the fees described in Section 1 above, unless the amendment is approved by a vote of the holders of at least a majority of the outstanding voting securities of such Class of such Fund. No material amendment to the Plan may be made unless approved by the Company's Board of Directors in the manner described in Section 5 above.

          Section 9. Selection of Certain Directors.

          While the Plan is in effect, the selection and nomination of the Company's Directors who are not interested persons of the Company will be committed to the discretion of the Directors then in office who are not interested persons of the Company.

          Section 10. Written Reports.

          In each year during which the Plan remains in effect, any person authorized to direct the disposition of monies paid or payable by a Fund with respect to a Class pursuant to the Plan or any related agreement will prepare and furnish to the Company's Board of Directors, and the Board will review, at least quarterly, written reports complying with the requirements of the Rule which set out the amounts expended under the Plan and the purposes for which those expenditures were made.



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                                                                               4


          Section 11. Preservation of Materials.

          The Company will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 10 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

          Section 12. Meanings of Certain Terms.

          As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Company under the 1940 Act by the Securities and Exchange Commission.

          Section 13. Limitation of Liability.

          The Articles of Incorporation of the Company, as amended from time to time (the "Articles of Incorporation"), which is on file with the Secretary of State of Maryland, provides that to the fullest extent permitted by Maryland law, no Director or officer of the Company shall be personally liable to the Company or its stockholders for money damages, except to the extent such exemption from liability or limitation thereof is not permitted by the 1940 Act.

          Section 14. Governing Law.

          This Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                            SALOMON BROTHERS SERIES FUNDS INC


                                            By:
                                                --------------------------------
                                                Name: R. Jay Gerken
                                                Title: Chairman

Dated: June 1, 2001 as amended
       through February 5, 2004

                                   APPENDIX TO
                     AMENDED SERVICES AND DISTRIBUTION PLAN

                             As of February 5, 2004

       Name of Fund          Name of Class   Service Fee(1)   Distribution Fee(1)
--------------------------   -------------   --------------   -------------------
All Cap Value Fund              Class A           0.25%              0.00%
                                Class B           0.25%              0.75%
                                Class C           0.25%              0.75%
                                Class O           0.00%              0.00%
                                Class Y           0.00%              0.00%

Asia Growth Fund                Class A           0.25%              0.00%
                                Class B           0.25%              0.75%
                                Class C           0.25%              0.75%
                                Class O           0.00%              0.00%

Balanced Fund                   Class A           0.25%              0.00%
                                Class B           0.25%              0.75%
                                Class C           0.25%              0.75%
                                Class O           0.00%              0.00%

Cash Management Fund            Class A           0.00%              0.00%
                                Class B           0.00%              0.00%
                                Class C           0.00%              0.00%
                                Class O           0.00%              0.00%

High Yield Bond Fund            Class A           0.25%              0.00%
                                Class B           0.25%              0.75%
                                Class C           0.25%              0.50%
                                Class O           0.00%              0.00%
                                Class Y           0.00%              0.00%

International Equity Fund       Class A           0.25%              0.00%
                                Class B           0.25%              0.75%
                                Class C           0.25%              0.75%
                                Class O           0.00%              0.00%

Large Cap Core Equity Fund      Class A           0.25%              0.00%
                                Class B           0.25%              0.75%
                                Class C           0.25%              0.75%
                                Class O           0.00%              0.00%
                                Class Y           0.00%              0.00%

Large Cap Growth Fund           Class A           0.25%              0.00%

----------
(1) Expressed as an annual rate of the average daily net assets of the Fund attributable to that Class.



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                                                                               2


       Name of Fund          Name of Class   Service Fee(1)   Distribution Fee(1)
--------------------------   -------------   --------------   -------------------
                                Class B           0.25%              0.75%
                                Class C           0.25%              0.75%
                                Class O           0.00%              0.00%

Mid Cap Fund                    Class A           0.25%              0.00%
                                Class B           0.25%              0.75%
                                Class C           0.25%              0.75%
                                Class O           0.00%              0.00%

New York Municipal Money
   Market Fund                  Class A           0.00%              0.00%
                                Class B           0.00%              0.00%
                                Class C           0.00%              0.00%
                                Class O           0.00%              0.00%

Small Cap Growth Fund           Class A           0.25%              0.00%
                                Class B           0.25%              0.75%
                                Class C           0.25%              0.75%
                                Class O           0.00%              0.00%
                                Class Y           0.00%              0.00%

Strategic Bond Fund             Class A           0.25%              0.00%
                                Class B           0.25%              0.75%
                                Class C           0.25%              0.50%
                                Class O           0.00%              0.00%

Short/Intermediate U.S.
   Government Fund              Class A           0.25%              0.00%
                                Class B           0.25%              0.75%
                                Class C           0.25%              0.50%
                                Class O           0.00%              0.00%